Exhibit 99.1

FOR IMMEDIATE RELEASE

Mission Produce Appoints New President & Chief Operating Officer

Timothy Bulow brings a 30-year track record of operational success and international market growth

Mission’s Founder Steve Barnard to continue to serve as Chief Executive Officer

OXNARD, Calif. – May 3, 2022 – Mission Produce, Inc. (NASDAQ: AVO) (“Mission” or the “Company”), the world leader in sourcing, producing, and distributing fresh Hass avocados with additional offerings in mangos, today announced it has named Timothy Bulow as President and Chief Operating Officer, effective no later than August 1, 2022. Mission’s Founder Steve Barnard will continue to serve in his role as Chief Executive Officer and a member of the Board of Directors.

Bulow joins Mission with more than 30 years of experience leading global operations, business development and marketing for consumer-facing businesses across diverse geographies and industries. He has deep experience with multi-national consumer goods corporations, including General Mills, Inc., where he served in multiple general management and marketing leadership positions, introducing multiple branded products and streamlining operations in international markets across Latin America, Europe, and Asia. Most recently, Bulow served as Chief Operating Officer at Minor Education, part of Minor International, one of the largest hospitality, restaurant and lifestyle companies in the Asia Pacific Region. In this role, Bulow was responsible for the development, strategic market expansion, and launch of new education platforms. Bulow began his career at KPMG before joining PepsiCo, Inc., where he held various roles in accounting, finance and strategy. Bulow earned a B.S. in business from Tennessee Tech University and an MBA from Harvard Business School.

“Tim is a versatile and results-driven executive who has a great appreciation for global commerce and the development of new growth markets through his 30-year career working for large multinational enterprises,” said Barnard. “With Tim’s operational and commercial expertise, I’m confident that we will expand upon our industry-leading market share and meet our long-term strategic growth plans. We are thrilled to have him on board and look forward to further expanding our global footprint under his leadership.”

“I’m incredibly excited to bring my passion for international business and experience in the food industry to Mission,” said Bulow. “Mission has earned a reputation for game-changing innovation, which has translated into its position as the global leader of the avocado market. I look forward to working with our teams, growing partners and customers to accelerate our penetration of new growth markets while continuing to build upon the Company’s unparalleled service to its multi-channel customer base.”

Bulow joins Mission’s executive leadership team and further strengthens the Company’s bench of talented leaders.

About Mission Produce, Inc.:

Mission Produce is the global leader in the worldwide avocado business. Since 1983, Mission Produce has been sourcing, producing, and distributing fresh Hass avocados, and as of 2021, fresh mangos, to retail, wholesale, and foodservice customers in over 25 countries. The vertically integrated Company owns and operates four state-of-the-art packing facilities in key growing locations globally including California, Mexico & Peru, and has additional sourcing capabilities in Chile, Colombia, Dominican Republic, Guatemala, New Zealand, & South Africa, which allow the company to provide a year-round supply of premium fruit. Mission’s global distribution network includes twelve forward distribution centers in North America, China & Europe that offer value-added services such as ripening, bagging, custom packing, and logistical management. In addition, Mission owns over 11,000 acres globally, allowing for diversified sourcing and access to complementary growing seasons, while ensuring its customers receive the highest quality fruit possible. For more information, please visit www.missionproduce.com.

Contact

Investor Relations

ICR

Jeff Sonnek

646-277-1263

jeff.sonnek@icrinc.com

Media

Mission Produce, Inc.

press@missionproduce.com